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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                Critical Path Raises an Additional $15 Million in
                      Private Financing from New Investors

SAN FRANCISCO (JANUARY 20, 2004) - Critical Path, Inc. (Nasdaq: CPTH), a global leader in digital communications software and services, today announced that it has signed definitive agreements for the purchase of a total of $15 million in convertible notes. Investment entities affiliated with Apex Capital, LLC have invested $11.25 million and an entity affiliated with Passport Capital, LLC has invested $3.75 million.

         The investments consist of 10% senior secured notes, which will convert into approximately 10 million shares of Series E preferred stock upon shareholder approval. The Company plans to submit the issuance of these shares to shareholders for approval in the first quarter of 2004, in accordance with the rules of the Nasdaq Stock Market.

         "These new investments are very significant for the Company and will substantially strengthen our balance sheet," said William McGlashan, Jr., chairman and chief executive officer of Critical Path. "The going concern qualification issued by our external accountants in December 2003 was predicated on the Company's need to raise additional capital in the first quarter of 2004."

         The affiliates of Apex Capital and Passport Capital are new investors in the Company. Their investments are separate from - and in addition to - the financing transactions announced by the Company in November 2003. These included the raising of $10 million in capital from General Atlantic Partners and an agreement to convert approximately $33 million of debt held by a group of investors led by Cheung Kong Group and its Hutchison Whampoa Limited affiliates.

         The securities have not been registered under the Securities Act of 1933, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding a private placement of our securities. The words and expressions "look forward to," "will," "expect," "plan," "believe," "seek," "strive for," "anticipate," hope," "estimate" and similar expressions are intended to identify the Company's forward-looking statements. These forward-



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looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our ability to complete the private placement and related transactions discussed in this press release, our ability to obtain the shareholder approval related to the transactions described in this press release, our success in raising sufficient capital to continue operations, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors' technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company's filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

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CONTACT INFORMATION
         FOR REPORTERS AND EDITORS:                    FOR INVESTORS:
         Critical Path, Inc.                           Critical Path, Inc.
         Jim Fulton                                    Investor Relations
         415.541.2524                                  415.541.2619
         jim.fulton@criticalpath.net                   ir@criticalpath.net
         www.criticalpath.net                          www.criticalpath.net